                                            Filed pursuant to rule 424(b)(3)
                                            File Number 333-87663


                             SALOMON SMITH BARNEY

                       DIVERSIFIED 2000 FUTURES FUND L.P.

                       Supplement dated October 31, 2000
                    to the Prospectus dated January 31, 2000
                       (Not for use after April 30, 2001)

                           SALOMON SMITH BARNEY INC.

                              SALOMON SMITH BARNEY
                       DIVERSIFIED 2000 FUTURES FUND L.P.

                       Supplement dated October 31, 2000

                    to the Prospectus dated January 31, 2000

This Supplement amends and updates the Prospectus dated January 31, 2000, (the "Prospectus") for Salomon Smith Barney Diversified 2000 Futures Fund L.P. (the "Fund") and should be read with the Prospectus. Headings in this Supplement correspond to headings in the Prospectus and page numbers in parentheses refer to pages in the Prospectus.

Between January 31, 2000 (commencement of the initial offering period) and September 30, 2000, 25,946 units have been sold and 263 unit equivalents have been sold. The Fund commenced trading on June 1, 2000 with a capitalization of $16,209,000. As of September 30, 2000 net assets of the Fund totaled approximately $23,194,555.

                    FEES AND EXPENSES OF THE FUND (PAGE 19)

BREAK-EVEN ANALYSIS (PAGE 22)

In order to "break even" at the end of one year of trading, each $5,000 you invest must earn profits of $403.69 (at a Fund size of $25,000,000 -- the approximate size of the Fund as of October 31, 2000) or $257.54 (at a Fund size of $150,000,000). The estimated fees and expenses that determine these amounts are shown below.

                                                                    ESTIMATED FUND SIZE
                                                                    -------------------
                                                         $25,000,000                  $150,000,000
Minimum Investment..............................          $5,000.00                    $5,000.00
($2,000 for IRAs)

                                                  DOLLAR AMOUNT   PERCENTAGE   DOLLAR AMOUNT   PERCENTAGE
                                                  -------------   ----------   -------------   ----------
Advisors' Management Fee(1).....................    $  88.48         1.77%       $  90.49         1.81%
Advisors' Incentive Fee(2)......................    $  35.69          .71%       $   6.02         0.12%
Brokerage Fees..................................    $ 281.02         5.62%       $ 281.02         5.62%
Transaction Fees................................    $  60.00         1.20%       $  60.00         1.20%
Initial Offering and Organizational Expenses....    $  82.50         1.65%       $  14.00         0.28%
Operating Expenses..............................    $  60.00         1.20%       $  10.01         0.20%
                                                    --------        -----        --------        -----
     Total Fees.................................    $ 607.69        12.15%       $ 461.54         9.23%
Interest Income Credit(3).......................    $(204.00)       (4.08)%      $(204.00)       (4.08)%
                                                    --------        -----        --------        -----
Amount of Trading Income Required for the Fund's
  Net Asset Value per Unit at the End of One
  Year to Equal the Selling Price per Unit......    $ 403.69                     $ 257.54
                                                    ========                     ========
Percentage of Selling Price per Unit............                     8.07%                        5.15%
                                                                    =====                        =====

--------------------
(1) The Fund pays its advisors monthly management fees at an annual rate of 2% of net assets (1.25% per year for Bridgewater).

(2) The Fund pays each advisor an incentive fee of 20% of new trading profits earned each year. Incentive fees are calculated based on new trading profits after deducting all of the Fund's expenses allocated to the advisor except the offering and organizational and operating expenses.

(3) Interest income to be paid by Salomon Smith Barney was estimated at an annual rate of 5.1% on 80% of the Fund's assets maintained in cash.

                         THE GENERAL PARTNER (PAGE 23)

BUSINESS AND PRACTICES OF GENERAL PARTNER

As of July 31, 2000 the general partner acts as general partner or trading manager to 17 other active public or private pools with assets of approximately $505 million.

PERFORMANCE HISTORY OF THE FUND

                             THE FUND'S PERFORMANCE

            SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.
    JUNE 1, 2000 (COMMENCEMENT OF TRADING OPERATIONS) TO SEPTEMBER 30, 2000

PERCENTAGE MONTHLY RATE OF RETURN                               2000
---------------------------------                             --------
January.....................................................        --
February....................................................        --
March.......................................................        --
April.......................................................        --
May.........................................................        --
June........................................................     (1.94)
July........................................................     (1.78)
August......................................................      3.60
September...................................................     (4.42)
October.....................................................        --
November....................................................        --
December....................................................        --
Annual (or Period) Rate of Return...........................     (4.63)

Type of Pool..........................................                 Publicly Offered
Inception of Trading..................................                   June 1, 2000
Aggregate Subscriptions...............................    24,312,000        (9/00)
Current Net Asset Value...............................    23,194,555        (9/00)
Worst Monthly Percentage Draw-Down....................    4.42              (9/00)
Worst Peak-to-Valley Draw-Down........................    4.63           (6/00-9/00*)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to this table follow Table 3.

OTHER POOLS OPERATED OR MANAGED BY THE GENERAL PARTNER

Smith Barney Futures Management LLC offers other pools that have more than one trading advisor but whose performance may differ from the Fund's. Differences are due to combinations of different trading advisors and programs traded as well as different partnership or organizational structures. The investment objective of each of the pools is capital appreciation through speculative trading. Tables 1, 2 and 3 below set forth the performance of the other pools that the general partner has operated or managed during the past five years. Table 1 sets forth the performance of commodity pools that the general partner currently operates or manages for the period January 1995 through July 31, 2000. Table 2 sets forth the performance of commodity pools that the general partner previously operated for the period January 1995 through July 31, 2000, which have ceased trading operations as of July 31, 2000. Table 3 sets forth the performance of commodity pools that the general partner previously operated for the period January 1995 through July 31, 2000 for which the general partner no longer acts as the pool operator as of July 31, 2000.

The general partner performs the same administrative duties for each of the pools that it operates or manages. As of July 31, 2000, each fund operated or managed by the general partner had a net asset value in excess of its initial offering amount except Smith Barney Diversified Futures Fund II, Smith Barney Westport Futures Fund, Smith Barney Riverton Futures Fund, Smith Barney AAA Futures Fund, Salomon Smith Barney Global Diversified Futures Fund, Salomon Smith Barney Orion Futures Fund and Salomon Smith Barney Diversified 2000 Futures Fund.

                                    TABLE 1
      CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED OR MANAGED BY
                      SMITH BARNEY FUTURES MANAGEMENT LLC
               FOR THE PERIOD JANUARY 1995 THROUGH JULY 31, 2000

                                                                            LARGEST MONTHLY          LARGEST PEAK-TO-VALLEY
                                                                               PERCENTAGE                   DRAW-DOWN
                                                                               DRAW-DOWN
                                                                CURRENT
                         TYPE     INCEPTION      AGGREGATE       TOTAL
                          OF         OF        SUBSCRIPTIONS      NAV      PERCENT               PERCENT
     NAME OF POOL        POOL      TRADING        $(000)        $(000)       (%)       DATE        (%)          TIME PERIOD
 Shearson Select
  Advisors Futures
  Fund...............      A       Jul-87          50,507        2,554       9.72     (May-97)     42.01    (Jul-99 to Jul-00*)
 Hutton Investors
  Futures Fund II....      A       Jul-87          30,304       14,397       8.17     (Nov-98)     29.46    (Jul-99 to Jul-00*)
 Shearson Mid-West
  Futures Fund.......      1       Dec-91          60,804       27,094       9.63     (Jun-00)     43.15    (Oct-98 to Jul-00*)
 Smith Barney
  International
  Advisors Currency
  Fund...............      A       Mar-92          32,312        2,026       7.07     (Feb-00)     30.23    (Sep-98 to Jul-00*)
 Smith Barney Global
  Markets Futures
  Fund...............     1,A      Aug-93          20,226        6,561       9.19     (Aug-97)     13.59    (Jan-99 to Jul-00*)
 ------------------------------------------------------------------------------------------------------------------------------
 Smith Barney
  Diversified Futures
  Fund...............      A       Jan-94         257,004       89,443       9.22     (Oct-99)     16.21    (May-99 to Jul-00*)
 Smith Barney
  Mid-West Futures
  Fund II............      1       Sep-94         104,308       38,908       9.63     (Jun-00)     43.25    (Oct-98 to Jul-00*)
 Smith Barney
  Tidewater Futures
  Fund (i)...........      1       Jul-95          30,043       18,256      18.24     (Aug-97)     28.25    (Sep-98 to Oct-99*)
 Smith Barney
  Principal Plus
  Futures Fund.......     2,A      Nov-95          37,507       14,514       5.94     (Feb-96)     19.84    (Oct-98 to Jul-00*)
 Smith Barney
  Diversified Futures
  Fund II............      A       Jan-96         161,874       78,700      11.40     (Oct-99)     24.60    (May-99 to Jul-00*)
 ------------------------------------------------------------------------------------------------------------------------------
 Smith Barney
  Principal Plus
  Futures Fund II....     2,A      Aug-96          22,581       15,711       7.90     (Oct-99)     17.78    (Oct-98 to Jul-00*)
 Smith Barney
  Westport Futures
  Fund...............              Aug-97         118,820       66,350       9.79     (Nov-98)     26.15    (Jul-99 to Jul-00*)
 Smith Barney Potomac
  Futures Fund(i)....      1       Oct-97           8,968        6,640       6.35     (Apr-98)      7.58     (Apr-98 to Jul-98)
 Salomon Smith Barney
  Riverton Futures
  Fund(i)............      1       Feb-98          14,506        3,119       7.58     (Aug-99)     36.31    (Oct-98 to Jul-00*)
 (Formerly Telesis
  Futures Fund)
 Smith Barney AAA
  Futures Fund.......      1       Mar-98          76,728       53,809      19.13     (Jul-00)     35.73    (Jun-99 to Jul-00*)
 ------------------------------------------------------------------------------------------------------------------------------
 Salomon Smith Barney
  Global Diversified
  Futures Fund.......      A       Feb-99          99,847       57,085       4.78     (Oct-99)     14.56    (May-99 to Jul-00*)
 Salomon Smith Barney
  Orion Futures Fund
  (ii)...............     1,A      Jun-99          18,786        9,331      11.56     (Jul-99)     33.64    (Jun-99 to Jul-00*)
 Salomon Smith Barney
  Diversified 2000
  Fund...............      A       Jun-00          18,346       17,711       1.94     (Jun-00)      3.69    (Jun-00 to Jul-00*)

                                 PERCENTAGE ANNUAL RATE OF RETURN
                             (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

     NAME OF POOL      1995     1996     1997     1998      1999      2000
 Shearson Select
  Advisors Futures
  Fund...............  26.91    21.57    13.06     4.10    (21.03)   (23.54)
 Hutton Investors
  Futures Fund II....  41.78    29.11    17.82    11.52    (12.43)   (15.20)
 Shearson Mid-West
  Futures Fund.......  36.24    26.76    12.95     3.55    (21.12)   (24.89)
 Smith Barney
  International
  Advisors Currency
  Fund...............  (5.04)   22.68    18.51     0.25    (10.71)   (12.19)
 Smith Barney Global
  Markets Futures
  Fund...............  20.91    17.70     4.13    21.58     (7.24)    (6.84)
 ---------------------------------------------------------------------------
 Smith Barney
  Diversified Futures
  Fund...............  12.86    14.54     3.83     7.65     (6.77)    (8.67)
 Smith Barney
  Mid-West Futures
  Fund II............  31.74    26.26    12.72     3.13    (21.08)   (24.97)
 Smith Barney
  Tidewater Futures
  Fund (i)...........  (1.25)    7.83     6.12    19.92      0.97    (13.79)
 Smith Barney
  Principal Plus
  Futures Fund.......   5.75     4.37    10.45     8.97     (9.74)    (8.22)
 Smith Barney
  Diversified Futures
  Fund II............     --    12.51    (0.10)    8.48    (15.87)    (8.17)
 ---------------------------------------------------------------------------
 Smith Barney
  Principal Plus
  Futures Fund II....     --    12.97     4.45    15.42     (9.81)    (6.49)
 Smith Barney
  Westport Futures
  Fund...............     --       --     1.15     8.22    (11.89)   (12.23)
 Smith Barney Potomac
  Futures Fund(i)....     --       --     2.95     8.36      4.34     (3.23)
 Salomon Smith Barney
  Riverton Futures
  Fund(i)............     --       --       --       --    (20.31)   (11.18)
 (Formerly Telesis
  Futures Fund)
 Smith Barney AAA
  Futures Fund.......     --       --       --    18.44     (4.11)   (16.17)
 ---------------------------------------------------------------------------
 Salomon Smith Barney
  Global Diversified
  Futures Fund.......     --       --       --       --     (4.36)    (8.22)
 Salomon Smith Barney
  Orion Futures Fund
  (ii)...............     --       --       --       --    (24.00)   (12.68)
 Salomon Smith Barney
  Diversified 2000
  Fund...............     --       --       --       --        --     (3.69)

--------------------

Notes follow Table 3
 (i) As of March 1, 1999, SFG Global Investments, Inc. became general partner and commodity pool operator and Smith Barney Futures Management LLC became trading manager for these pools.
(ii) SFG Global Investments, Inc. is the general partner and commodity pool operator and Smith Barney Futures Management LLC is the trading manager for this pool.
 * Indicates the pool is in a current draw-down. See Notes following Table 3.

TYPE OF POOL LEGEND
 1 -- Privately Offered
 2 -- Principal Protected
 3 -- Multi-Advisor
A -- More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 2
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                                 MANAGEMENT LLC
               FOR THE PERIOD JANUARY 1995 THROUGH JULY 31, 2000
          AND WHICH HAVE CEASED TRADING OPERATIONS AS OF JULY 31, 2000

                                                                                               LARGEST MONTHLY
                                                                                                   PERCENT
                                                                                                  DRAW-DOWN
                                                                                  NAV
                                 INCEPTION                     AGGREGATE        BEFORE
                       TYPE         OF        TERMINATION    SUBSCRIPTIONS    TERMINATION    PERCENT
    NAME OF POOL      OF POOL     TRADING        DATE           $(000)          $(000)         (%)        DATE
 Commodity Venture
  Fund..............              Nov-80        Feb-95          15,153           1,412         5.03     (Feb-95)
 F-1000 Futures Fund
  VI................  2           May-90        May-95          32,996          21,805         1.75     (Jan-95)
 Peregrine Futures
  Fund..............  A           Dec-91        Sep-95           9,767             432         5.39     (Jan-95)
 Signet Partners....  1,A         Jan-93        Feb-95             522             191          .22     (Feb-95)
 Monetary Venture
  Fund..............  1           Feb-87        Apr-96           2,368             164        11.46     (Feb-96)
----------------------------------------------------------------------------------------------------------------

 Shearson Lehman
  Futures 1000
  Plus..............  2,A         May-91        May-96          63,088          40,673         3.00     (Feb-96)
 Shearson Hutton
  Performance
  Partners..........  A           Jun-89        Dec-97          16,541           1,225         8.12     (Aug-97)
 Smith Barney
  Newport Futures
  Fund..............  1           Dec-96        Oct-98          26,110           7,897        17.43     (Mar-98)
 F-1000 Futures Fund
  Series VIII.......  2,A         Aug-92        Nov-98          36,000           7,679         3.84     (Feb-96)
 F-1000 Futures Fund
  Series IX.........  2,A         Mar-93        May-99          24,005           4,857         4.26     (Feb-96)
----------------------------------------------------------------------------------------------------------------

 Smith Barney Great
  Lakes Futures
  Fund..............  1           Jan-97        Dec-99          10,102           9,543         7.62     (Aug-97)
 F-1000 Futures Fund
  Michigan Series
  I.................  1,2,A       May-94        May-00          10,697          12,750         5.86     (Feb-96)
 F-1000 Futures Fund
  Michigan Series
  II................  1,2,A       Jun-95        May-00          20,490          24,002         5.08     (Feb-96)
 SB/Michigan Futures
  Fund..............  1,A         Jul-96        May-00          11,591          14,414         8.67     (Apr-98)


                          LARGEST PEAK-TO-VALLEY                  PERCENTAGE ANNUAL RATE OF RETURN
                                DRAW-DOWN                     (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

                      PERCENT
    NAME OF POOL        (%)          TIME PERIOD        1995     1996      1997      1998      1999     2000
 Commodity Venture
  Fund..............   39.53     (Jan-92 to Feb-95*)    (8.44)      --        --        --        --       --
 F-1000 Futures Fund
  VI................    8.58     (Jul-94 to Jan-95)     18.61       --        --        --        --       --
 Peregrine Futures
  Fund..............    6.60     (Jan-95 to Apr-95*)    (3.05)      --        --        --        --       --
 Signet Partners....     .35     (Jan-95 to Feb-95*)    (0.36)      --        --        --        --       --
 Monetary Venture
  Fund..............   37.41     (Jan-92 to Jan-95*)    32.05     5.76        --        --        --       --
----------------------------------------------------------------------------------------------------------------
 Shearson Lehman
  Futures 1000
  Plus..............   11.16     (Aug-93 to Jan-95)     12.79     1.59        --        --        --       --
 Shearson Hutton
  Performance
  Partners..........   24.12     (Aug-93 to Jan-95)     18.04     2.42    (10.14)       --        --       --
 Smith Barney
  Newport Futures
  Fund..............   65.58     (Mar-97 to Oct-98*)       --     7.34    (21.84)   (54.09)       --       --
 F-1000 Futures Fund
  Series VIII.......    4.86     (Jul-95 to Sep-95)     12.69     3.96      3.15      6.28        --       --
 F-1000 Futures Fund
  Series IX.........    8.41     (Jun-95 to Oct-95)     12.89     3.51      8.87      7.12     (0.96)      --
----------------------------------------------------------------------------------------------------------------
 Smith Barney Great
  Lakes Futures
  Fund..............   11.82     (Mar-97 to Apr-98)        --       --      2.67      1.81     (7.01)      --
 F-1000 Futures Fund
  Michigan Series
  I.................   12.40     (Oct-98 to Apr-00*)    14.25     2.79     10.47     10.13     (7.59)   (1.55)
 F-1000 Futures Fund
  Michigan Series
  II................   15.51     (Oct-98 to Mar-00*)     2.25     9.49     11.61      9.65    (10.02)   (1.65)
 SB/Michigan Futures
  Fund..............   11.77     (Aug-97 to Jul-98)        --    18.58      5.90     12.06     (2.34)    3.98

--------------------

Notes follow Table 3
* Indicates the pool was in a current draw-down at the termination date. See Notes following Table 3.

TYPE OF POOL LEGEND
1    --   Privately Offered
2    --   Principal Protected
3    --   Offshore
4    --   Multi-Advisor
A    --   More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the
          CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 3
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                                 MANAGEMENT LLC
               FOR THE PERIOD JANUARY 1995 THROUGH JULY 31, 2000
 AND FOR WHICH SMITH BARNEY FUTURES MANAGEMENT LLC NO LONGER ACTS AS COMMODITY
                       POOL OPERATOR AS OF JULY 31, 2000

                                                                                                                     NAV
                                                                 TYPE    INCEPTION                  AGGREGATE       BEFORE
                                                                  OF        OF        TRANSFER    SUBSCRIPTIONS    TRANSFER
                         NAME OF POOL                            POOL     TRADING       DATE         $(000)         $(000)
 Commodity Trend Timing Fund.................................            Jan-80       May-95       16,625            1,275

 Commodity Trend Timing Fund II..............................            Dec-82       Apr-95       34,428            1,412

 Greenbrier Futures Fund.....................................    1       Jul-92       Dec-96       24,678           26,716

                                                                 LARGEST MONTHLY      LARGEST PEAK-TO-VALLEY
                                                                PERCENT DRAW-DOWN           DRAW-DOWN
                                                               PERCENT                PERCENT
                         NAME OF POOL                            (%)        DATE        (%)      TIME PERIOD
 Commodity Trend Timing Fund.................................   5.58      (Jan-95)     54.35     (Aug-93 to
                                                                                                  Feb-95*)
 Commodity Trend Timing Fund II..............................   5.60      (Jan-95)     54.67     (Aug-93 to
                                                                                                  Feb-95*)
 Greenbrier Futures Fund.....................................   6.50      (Jun-95)     15.48     (Aug-94 to
                                                                                                  Jun-95)


                                                                        PERCENTAGE ANNUAL RATE OF RETURN
                                                                    (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                         NAME OF POOL                          1995     1996     1997     1998     1999     2000
 Commodity Trend Timing Fund.................................  (5.08)      --       --       --       --       --

 Commodity Trend Timing Fund II..............................  (6.86)      --       --       --       --       --

 Greenbrier Futures Fund.....................................  (1.09)   17.60       --       --       --       --

--------------------

* Indicates the pool was in a current draw-down at the transfer date. See Notes following Table 3.

TYPE OF POOL LEGEND

1  -- Privately Offered

2  -- Principal Protected

3  -- Offshore

4  -- Multi-Advisor

A -- More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                NOTES TO TABLES 1, 2 AND 3 AND THE FUND'S TABLE

             POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT LLC

(a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month's ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is marked by an (*) asterisk.

    For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (Year to Date) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
    (100).

    Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

                                  THE ADVISORS

The Fund's assets are allocated among the advisors as of September 30, 2000, in the following approximate percentages: Beacon -- 21.53%; Bridgewater -- 17.45%; Campbell -- 30.29%; and Rabar -- 30.73%.

As of July 31, 2000, Beacon managed approximately $48.4 million (including "notional" funds) in the Meka trading program and $75 million (including "notional" funds) in total assets, Campbell managed approximately $204 million in the FME Small Portfolio (including "notional" funds), $1.6 billion in the FME Large Portfolio (including "notional" funds) and $2 billion in total assets, and Rabar managed approximately $160 million (including "notional" funds) in its single program. As of June 30, 2000, Bridgewater managed approximately $127 million (including "notional" funds) in all their Aggressive Pure Alpha Futures Only Programs and $31 billion (including "notional" funds) in total assets. $11.9 billion of the total $31 billion is attributed to accounts that trade futures and $19.1 billion is attributed to accounts that trade non-futures only. The general partner may modify these allocations at any time in its sole discretion. Future allocations to the advisors or additional advisors will be will be made at the discretion of the general partner.

BEACON MANAGEMENT CORPORATION

PRINCIPALS

Karen L. Zaramba is Vice President, Operations for Beacon. Ms. Zaramba joined Beacon in 1999. Ms. Zaramba was a principal and founder of Zaramba-Nash Financial Services, Inc., a consulting organization specializing in the development of specialized investment products. Prior to establishing Zaramba-Nash, Ms. Zaramba held several positions with Prudential Asset Management Company and Prudential Asset Sales and Syndications, subsidiaries of The Prudential Insurance Company of America, including marketing, marketing support, product development and private placement activity. Ms. Zaramba received a B.S. cum laude in Finance from Villanova University, and an M.B.A. with concentrations in finance and international business from Seton Hall University.

Thomas J. Nash is Vice President, Administration for Beacon. Mr. Nash joined Beacon in 1999. Mr. Nash was a principal and founder of Zaramba-Nash Financial Services, Inc., a consulting organization specializing in the development of specialized investment products. Prior to establishing Zaramba-Nash, Mr. Nash held a variety of positions with The Prudential Insurance Company of America and its affiliates, including marketing, marketing support, and product development. In addition, Mr. Nash served as the plan administrator of a Taft-Hartley pension fund. Mr. Nash received a B.S. in Marketing from Fairleigh Dickinson University, and an M.B.A. with a concentration in finance from Seton Hall University.

TRADING PROGRAMS

Based on the Meka portfolio as of July 31, 2000, the distribution of risk exposure by market sector for the Meka program is:

global equity indices              including U.S. large and small        20%
                                   cap, Japanese, Australian, and
                                   European markets
global bonds                       including U.S. long and               13%
                                   intermediate treasuries, Japanese
                                   government bonds, and European
                                   bonds
foreign currencies and currency    including the U.S. dollar vs. the
  cross rates                      Japanese Yen, the Euro, and the       16%
                                   British Pound
energy markets                     including crude oil, gasoline,         6%
                                   and natural gas
metals                             including gold, silver, and           13%
                                   copper
world commodity markets            including grains, meats, coffee       32%
                                   and sugar
                                   Total                                100%

PAST PERFORMANCE OF BEACON (PAGE 37)

Table A-1 reflects the composite capsule performance results of all accounts traded according to Beacon's Meka Program for the period August 1995 (inception of client trading for the Meka Program) through July 31, 2000. The accounts included in this capsule were traded using the Meka Program's standard leverage.

Table A-2 reflects the composite capsule performance results of all other trading programs directed by Beacon for the time periods indicated on the table. Table A-2 also includes Meka trading accounts that have been traded at various leverage amounts which differ from Meka's standard leverage and from the trading of the Fund.

Table A-3 reflects the composite capsule performance results of other trading programs directed by affiliates of Beacon for the time periods indicated on the table.

Table B-1, the Pro Forma Table, presents the composite performance of the Meka Program for the period August 1995 through May 2000, adjusted for fees and expenses applicable to the Fund. Beginning in June 2000, Table B-1 presents the actual performance of the Fund.

                                   TABLE A-1
                         BEACON MANAGEMENT CORPORATION
                              MEKA TRADING SYSTEM
        AUGUST 1995 (INCEPTION OF CLIENT TRADING) THROUGH JULY 31, 2000

                                               Percentage monthly rate of return
-----------------------------------------------------------------------------------------------------------------------------
                                  2000          1999           1998         1997         1996         1995
-----------------------------------------------------------------------------------------------------------------------------
 January.....................      (5.90)        (1.81)          2.07        13.24         6.63              -
 February....................       4.36         10.18          13.08         7.99       (16.51)             -
 March.......................       4.48         (3.77)         13.65        (4.56)        4.87              -
 April.......................       3.83         18.18           4.25         6.88        16.95              -
 May.........................      (0.33)       (12.32)          0.49         1.40        (7.02)             -
 June........................       2.58         (1.46)         (2.26)       (2.08)        9.18              -
 July........................      (0.60)       (12.58)         11.60        16.52       (14.14)             -
 August......................       -            (6.89)          3.46       (13.39)       (2.43)         9.98
 September...................       -           (12.25)          4.11         6.48         8.42         (6.06)
 October.....................       -           (16.35)          3.98        (6.53)       18.41         (6.43)
 November....................       -            13.75           9.31         6.30        19.45          8.12
 December....................       -            (4.24)         (6.05)       15.33        (1.85)        14.29
 Annual (or Period) Rate of
   Return....................       8.27%       (30.82)%        72.41%       52.51%       39.76%        19.45%
-----------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (8/95-7/31/00)                                                   26.88%
-----------------------------------------------------------------------------------------------------------------------------

 Inception of Trading by CTA:                           July 1980
 Inception of Trading in Program:                     August 1995
 Number of Open Accounts as of July 31, 2000:                   5
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $70,479,946      (7/00)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $74,954,446      (7/00)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $43,877,517      (7/00)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $48,352,017      (7/00)
 Largest Monthly Draw-Down:                                16.51%      (2/96)
 Largest Peak-to-Valley Draw-Down:                         45.77%   (5/99-10/99)


--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
        OTHER TRADING PROGRAMS DIRECTED BY BEACON MANAGEMENT CORPORATION
               FOR THE PERIOD JANUARY 1995 THROUGH JULY 31, 2000

                        INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                          LARGEST
                           OF           OF           IN PROGRAM             IN PROGRAM           LARGEST           PEAK-TO-
                         TRADING       OPEN        JULY 31, 2000          JULY 31, 2000          MONTHLY            VALLEY
    NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)     DRAW-DOWN         DRAW-DOWN
  Meka -- Account B      Aug-95         1           $2,564,105             $2,564,105          17.2%  (10/99)   48.2%  (5/99-10/99)
  Meka -- Account G      Aug-95         1           $2,219,701             $2,219,701          18.5%  (10/99)   47.4%  (5/99-10/99)
  Meka -- Account H      Aug-95         1           $9,048,544             $9,048,544           6.2%  (10/99)    9.2%  (12/99-3/00)
  Meka -- Account I      Aug-95         1           $7,934,123             $7,934,123          (6.4%) (10/99)    7.5%  (12/99-3/00)
  Meka -- Account P      Aug-95         1           $3,189,998             $3,189,998          11.0%  (10/99)   11.0% (10/99-10/99)
  Meka LP Pro
  Forma -- Class B       Aug-95         1           $1,645,958             $1,645,958          19.7%   (2/96)   46.5%  (5/99-10/99)

  Eurodollar             Mar-96     N/A-Closed      N/A-Closed             N/A-Closed          1.00%   (8/97)   3.88%   (5/96-7/98)

  Beacon                 Jul-80     N/A-Closed      N/A-Closed             N/A-Closed          9.10%   (8/96)  22.34%  (4/95-11/95)

  STS                    Aug-90     N/A-Closed      N/A-Closed             N/A-Closed         11.30%   (8/95)  33.98% (12/94-11/95)
  Currency Overlay       Feb-94     N/A-Closed      N/A-Closed             N/A-Closed         19.30%   (5/95)  39.59%   (3/95-9/96)
  Energy Yield Capture   Sep-91     N/A-Closed      N/A-Closed             N/A-Closed         15.00%   (1/96)  20.76%  (12/96-7/97)


                                            PERCENTAGE ANNUAL RATE OF RETURN
                                        (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
    NAME OF PROGRAM       2000         1999        1998         1997         1996         1995
  Meka -- Account B          10.5        (31.8)       13.4           --           --           --
                        (7 Months)               (8 Months)
  Meka -- Account G           5.6        (44.8)         --           --           --           --
                        (7 Months)   (8 Months)
  Meka -- Account H           1.8         (3.4)         --           --           --           --
                        (7 Months)   (3 Months)
  Meka -- Account I           5.0         (2.5)         --           --           --           --
                        (7 Months)   (3 Months)
  Meka -- Account P           8.5         (2.5)         --           --           --           --
                        (7 Months)   (3 Months)
  Meka LP Pro
  Forma -- Class B           12.3        (28.2)       72.0         51.8         33.2         51.7
                        (7 Months)
  Eurodollar                   --        (1.46)       1.98        (1.51)       (0.52)          --
                                    (11 months)                           (10 Months)
  Beacon                       --        11.29       10.51        29.39        (1.29)       (7.23)
                                     (9 Months)
  STS                          --           --          --           --           --       (31.54)
                                                                                       (11 Months)
  Currency Overlay             --           --          --         0.48        14.41       126.33
                                                              (2 Months)
  Energy Yield Capture         --           --          --       (11.11)        1.79        27.32
                                                             (10 Months)

Aggregate assets in all Beacon programs was approximately $70 million (excluding "notional" funds) and $75 million (including "notional" funds) as of July 31, 2000.

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
 OTHER TRADING PROGRAMS DIRECTED BY AFFILIATES OF BEACON MANAGEMENT CORPORATION
               FOR THE PERIOD JANUARY 1995 THROUGH JULY 31, 1999

MOUNT LUCAS INDEX MANAGEMENT CORPORATION

                                 INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS
                                    OF           OF           IN PROGRAM             IN PROGRAM           LARGEST
                                  TRADING       OPEN        JULY 31, 1999          JULY 31, 1999          MONTHLY
        NAME OF PROGRAM           PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)     DRAW-DOWN
  MLM Index                      Oct-93        N/A(1)          N/A(1)                 N/A(1)            6.24% (3/99)
  Leveraged MLM Index            May-96        N/A(1)          N/A(1)                 N/A(1)           15.37% (3/99)

                                       LARGEST
                                      PEAK-TO-                     PERCENTAGE ANNUAL RATE OF RETURN
                                       VALLEY                  (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
        NAME OF PROGRAM               DRAW-DOWN         1999        1998        1997        1996         1995
  MLM Index                      6.24%  (3/99-3/99)        0.15       13.79        5.13        2.67          3.80
                                                      (7 Months)
  Leveraged MLM Index            15.37%  (3/99-3/99)      (6.38)      29.49        3.83       12.47            --
                                                      (7 Months)                          (8 Months)

MOUNT LUCAS MANAGEMENT CORPORATION

                                 INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS
                                    OF           OF           IN PROGRAM             IN PROGRAM           LARGEST
                                  TRADING       OPEN        JULY 31, 1999          JULY 31, 1999          MONTHLY
        NAME OF PROGRAM           PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)     DRAW-DOWN
  Mount Lucas Diversified        Dec-87        N/A(1)          N/A(1)                 N/A(1)           10.83% (5/95)
  MoneyLogic Protected Capital
  Fund                           Oct-89      N/A-Closed      N/A-Closed             N/A-Closed          1.79% (5/95)

                                       LARGEST
                                      PEAK-TO-                      PERCENTAGE ANNUAL RATE OF RETURN
                                       VALLEY                   (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
        NAME OF PROGRAM               DRAW-DOWN         1999        1998        1997        1996          1995
  Mount Lucas Diversified        11.40%  (5/95-7/95)       5.33       14.86       31.16       10.40          22.90
                                                      (7 Months)
  MoneyLogic Protected Capital
  Fund                           2.50%   (5/95-7/95)         --          --          --          --          15.70
                                                                                                       (12 Months)

--------------------

Notes follow Table
(1) As of July 15, 1999, Beacon Management Corporation is no longer affiliated with Mount Lucas Index Management Corporation or Mount Lucas Management Corporation.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO BEACON TABLES A-1, A-2 AND A-3

In the preceding performance summary, Beacon has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Beacon has performed these tests.

(a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program on a composite basis during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

    For purposes of the Largest Peak-to-Valley Draw-Down calculation, any Draw-Down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

    Monthly rate of return ("Monthly ROR") is calculated by dividing net performance by the beginning equity. Monthly ROR is calculated using the time-weighting method if or when material additions or withdrawals are made other than at the beginning or end of the month.

                                   TABLE B-1
                         BEACON MANAGEMENT CORPORATION
                        ACTUAL AND PRO FORMA PERFORMANCE
                              MEKA TRADING PROGRAM
                       AUGUST 1995 THROUGH JULY 31, 2000

                                                                 Percentage Monthly Rate of Return
                                       ACTUAL AND
                                       PRO FORMA
                                     PERFORMANCE(i)                      PRO FORMA PERFORMANCE(ii)
---------------------------------------------------------------------------------------------------------------------
                                          2000           1999         1998         1997         1996         1995
---------------------------------------------------------------------------------------------------------------------
 January...........................      (6.47)           (3.05)        1.62        13.49         3.06              -
 February..........................       4.21             9.89        13.55         7.87       (18.05)             -
 March.............................       4.47            (3.73)       13.66        (5.39)        4.72              -
 April.............................       3.73            17.56         3.85         6.41        17.53              -
 May...............................      (0.76)          (12.21)        0.12         0.99        (7.94)             -
 June..............................      (1.02)           (1.46)       (2.34)       (6.89)        9.29              -
 July..............................      (1.21)          (13.47)       10.93        16.83       (15.59)             -
 August............................          -            (7.18)        3.00       (14.44)       (3.68)       10.17
 September.........................          -           (12.75)        4.27         6.36         8.97        (6.96)
 October...........................          -           (16.78)        3.62        (7.82)       19.07        (7.22)
 November..........................          -            13.98         8.90         6.67        19.96         7.96
 December..........................          -            (5.04)       (6.10)       14.22        (2.44)       14.77
 Annual (or Period) Rate of
   Return..........................       2.50%          (34.16%)      68.11%       38.38%       29.12%       17.84%
----------------------------------------------------------------------------------------------------------------
                                                Compound Average Annual Rate of Return (8/95-7/31/2000)            19.02%
----------------------------------------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                   18.05%      (2/96)
 Largest Peak-to-Valley Draw-Down:                            49.55%   (5/99-10/99*)

 (i) Represents the actual performance of this Program as traded for the Fund for the period June 2000 (the first month the Fund traded the Meka Trading Program) through July 31, 2000.

(ii) Represents pro forma performance based upon Beacon's Meka Trading Programs composite performance. See Notes to Table B-1.

--------------------

Notes appear below. Table based on fund size of $25 million.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO TABLES B-1 FOR ALL ADVISORS

Each Table B-1 was prepared by the general partner and presents the results of applying certain arithmetical calculations to various figures in each advisor's composite performance record for the program or portfolio that will be traded for the Fund in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management, incentive fees and other expenses that will be paid by the Fund, as opposed to the brokerage commissions and management, incentive fees and other expenses that they did in fact pay, and received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering expenses were made to each of the Tables B based upon an assumed average partnership size of $25 million. The pro forma calculations are made on a month-to-month basis, that is, the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4.

Accordingly, the Pro Forma Tables do not reflect on a cumulative basis the effect of the difference between the Fees to be charged to and interest earned by the Fund and the Fees and Commissions charged to and interest earned by the accounts in the Actual Performance Tables.

   1. Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and (b) multiplying the result by .45% (an annual rate of 5.4%), plus estimated NFA, exchange, "give-up" and floor brokerage fees.

   2. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses (except for Bridgewater whose proportionate share of initial and continuous offering expenses will not be deducted for management fee purposes) and multiplying the result by 1/6 of 1% for all advisors, except for Bridgewater, whose monthly management fee is 1/12 of 1.25%.

   3. Pro forma other expenses have been calculated by (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two ("Average Equity"), and multiplying the result by 1/12 of 1.2%. In addition, an adjustment was made for the expenses of the initial offering period in accordance with the terms set forth in this prospectus.

   4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses (excluding expenses of the initial and continuous offering), and (c) multiplying the resulting figure by 20%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) so as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a year but lost in a subsequent month in such year. In the case where there is cumulative negative net performance that must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. The Fund's incentive fee will be paid as of the end of each calendar year. The pro forma reflects such end of year payments, if earned.

   5. Pro forma interest income has been calculated by: (a) taking the Average Equity amount (the estimated cash balance on which the Fund is expected to earn interest income), (b) multiplying it by 80% and (c) multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of calculating pro forma interest income, Fund interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Fund interest income. The application of historical rates may compare more closely to the interest income reflected in the advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period.

   6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

   7. Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, that is each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The Compound Average Annual Rate of Return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Fund.

   8. "Draw-Down" is defined as losses experienced by a program over a specified period of time.

   9. "Largest Monthly Draw-Down" is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

  10. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated. In the case where the program is in a current draw-down, the month of the lowest net asset value of such draw-down is marked by an asterisk (*).

BRIDGEWATER ASSOCIATES INC.

PAST PERFORMANCE OF BRIDGEWATER (PAGE 48)

Table A-1 reflects the composite capsule performance results of an account traded according to Bridgewater's Aggressive Pure Alpha Futures Only program for the period August 1998 (inception of client trading) through July 31, 2000.

Table A-2 reflects the composite capsule performance results for all other trading programs directed by Bridgewater for the time period indicated on the table. Table A-2 also includes other Aggressive Pure Alpha Futures Only accounts that are traded differently than the Fund's account. The actual performance of the Aggressive Pure Alpha Futures Only account as traded for the Fund appears on Table B-1.

Table A-3 reflects the composite capsule performance results for all other trading programs directed by an affiliate of Bridgewater for the time period indicated on the table.

Performance for programs other than the program traded for the Fund is shown through June 30, 2000, rather than July 31, 2000, which is normally required by CFTC regulations.

Table B-1, the Pro Forma Table, presents the composite performance of an Aggressive Pure Alpha Futures Only account adjusted for fees and expenses applicable to the Fund. Beginning in June 2000, Table B-1 presents the actual performance of the Fund.

                                   TABLE A-1
                          BRIDGEWATER ASSOCIATES, INC.
                       AGGRESSIVE PURE ALPHA FUTURES ONLY
        AUGUST 1998 (INCEPTION OF CLIENT TRADING) THROUGH JULY 31, 2000

                                                                 Percentage monthly rate of return
                                                        2000                   1999                   1998
 January                                                (1.30)                  0.69                 -
 February                                                4.30                   3.79                 -
 March                                                  (4.71)                 (1.91)                -
 April                                                  (1.44)                 (0.66)                -
 May                                                    10.06                   2.13                 -
 June                                                   (1.87)                  0.57                 -
 July                                                   (1.78)                  0.75                 -
 August                                                     -                  (1.50)                 (0.56)
 September                                                  -                  (1.39)                  2.78
 October                                                    -                  (2.16)                 10.18
 November                                                   -                  (3.03)                  2.19
 December                                                   -                  (0.47)                  5.83

 Annual (or Period) Rate of Return                       2.56                  (3.35)%                21.78%
                                                                             Compound Average Annual Rate of
                                                                                        Return(1)

 Inception of Trading by CTA:                                       June 1985
 Inception of Trading in Program:                                 August 1998
 Number of Open Accounts as of July 31, 2000:                               1
 Aggregate Assets (Excluding "Notional" Equity) in all CTA
  Programs:                                                   $10,400,000,000           (6/00)
 Aggregate Assets (Including "Notional" Equity) in all CTA
  Programs:                                                   $11,900,000,000           (6/00)
 Aggregate Assets (Excluding "Notional" Equity) in Program:   $    27,000,000           (7/00)
 Aggregate Assets (Including "Notional" Equity) in Program:   $    27,000,000           (7/00)
 Largest Monthly Draw-Down:                                             5.82%           (3/00)
 Largest Peak-to-Valley Draw-Down:                                     12.24%         (8/99-4/00)

--------------------
Notes follow Table A-3
(1) A compound average annual rate of return is not included due to the short trading history of this program.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
        OTHER TRADING PROGRAMS DIRECTED BY BRIDGEWATER ASSOCIATES, INC.
               FOR THE PERIOD JANUARY 1995 THROUGH JUNE 30, 2000

                                                      AGGREGATE ASSETS   AGGREGATE ASSETS
                             INCEPTION     NUMBER        IN PROGRAM         IN PROGRAM                             LARGEST
                                OF           OF          JUNE 2000          JUNE 2000          LARGEST            PEAK-TO-
                              TRADING       OPEN         (EXCLUDING         (INCLUDING         MONTHLY             VALLEY
      NAME OF PROGRAM         PROGRAM     ACCOUNTS       NOTIONAL)          NOTIONAL)         DRAW-DOWN           DRAW-DOWN
 Pure Alpha(1)............   Dec-91          2         $171,000,000       $171,000,000       4.11% (2/95)      16.31% (1/94-6/95)
 Aggressive Pure
  Alpha(1)................   Dec-99          1          $44,000,000       $105,000,000       3.59% (3/00)       4.97% (3/00-4/00)
 Aggressive Pure Alpha
  Futures Only-C(1).......   Dec-99          3          $16,000,000        $43,000,000       6.02% (3/00)       7.42% (3/00-4/00)
 Aggressive Pure Alpha
  Futures Only-D(1).......   Jun-00          1          $3,000,000         $3,000,000        1.99% (6/00)       1.99% (6/00-6/00)
 Aggressive Pure Alpha
  Futures Only-B(1).......   Sept-99         1          $53,000,000        $53,000,000       3.35% (3/00)       3.83% (3/00-4/00)
 Pure Alpha Futures
  Only-A(1)...............   Jan-98          9          $35,000,000        $60,000,000       3.71% (3/00)       8.32% (8/99-4/00)
 Pure Alpha Futures
  Only-B(1)...............   May-99          2          $2,000,000         $15,000,000       3.26% (3/00)       6.45% (8/99-4/00)
 Pure Alpha Futures
  Only-C(1)...............   Jan-99          8         $203,000,000       $269,000,000       3.12% (3/00)       4.29% (8/99-4/00)
 Pure Alpha Bond &
  Currency Only(1)........   Jul-97          2          $31,000,000       $203,000,000       0.68% (7/98)       1.87% (4/98-7/98)
 Constrained Pure
  Alpha-A(1)..............   Jan-89          4         $572,000,000       $600,000,000       5.33% (3/95)      13.13% (1/95-6/95)
 Constrained Pure
  Alpha-B(1)..............   Feb-00          1         $245,000,000       $245,000,000       2.72% (3/00)       3.52% (3/00-4/00)
 Pure Alpha with a
  Canadian Bond
  Benchmark(1)............   Nov-99          1          $27,000,000        $27,000,000       2.17% (3/00)       4.08% (3/00-4/00)
 Pure Alpha with a Passive
  U.S. Bond
  Benchmark(1)............   Feb-00          1          $6,000,000         $6,000,000        3.44% (4/00)       3.44% (4/00-4/00)
 Pure Alpha with a
  Customized UK Bond
  Benchmark(1)............   May-00          1          $54,000,000        $54,000,000           n/a                 n/a
 Institutional Account
  with Global Bond and
  Equity Benchmark(1).....   Mar-94          1         $937,000,000       $937,000,000       6.36% (3/97)       7.09% (5/98-8/98)
 Global Bond and
  Currency(1).............   Feb-90          24       $5,700,000,000     $6,400,000,000      6.65% (6/95)      11.53% (1/99-4/00)
 Diversified Global
  Bond(1).................   Mar-96          2         $743,000,000       $743,000,000       4.03% (3/97)       4.03% (3/97-3/97)
 Passive International
  Bond Account(1).........   Nov-99          1          $7,000,000        $107,000,000       4.33% (4/00)      8.30% (11/99-4/00)
 Long Duration Global
  Bond(1).................   Aug-95      N/A-Closed     N/A-Closed         N/A-Closed       16.11% (2/96)    27.48% (12/98-12/99)
 Long Term Emerging
  Markets(1)..............   May-96          3         $160,000,000       $160,000,000      25.55% (8/98)      28.48% (5/98-8/98)
 Inflation Linked Bonds
  and Nominal
  Bonds-Unleveraged(1)....   Aug-97          11        $691,000,000       $691,000,000       2.75% (4/99)       8.44% (1/99-6/99)
 Index Overlay............   Jul-98          1          $8,000,000         $71,000,000      15.03% (8/98)      20.97% (7/98-9/98)
 Global Tactical Asset
  Allocation..............   May-99          1          $6,000,000        $106,000,000       0.29% (9/99)      0.75% (7/99-12/99)
 Passive U.S. Bond........   Feb-00          1         $583,000,000       $583,000,000       2.11% (4/00)       3.81% (4/00-5/00)
 Global Bond Overlay(1)...   May-95      N/A-Closed     N/A-Closed         N/A-Closed        1.68% (3/97)      2.44% (12/96-3/97)
 Short Term Emerging
  Markets(1)..............   Apr-97      N/A-Closed     N/A-Closed         N/A-Closed        4.30% (8/97)      17.58% (7/97-1/98)
 Inflation Indexed Linked
  Bond Accounts-
  Leveraged(1)............   Apr-94          3         $123,000,000       $123,000,000       7.15% (2/96)       9.25% (1/96-2/96)

                                                                PERCENTAGE ANNUAL RATE OF RETURN
                                                            (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                               RATE
                                OF
                              RETURN
                            CALCULATION
      NAME OF PROGRAM         METHOD         2000         1999         1998         1997          1996         1995
 Pure Alpha(1)............  FFS (A)             8.34         5.64        26.74         15.07        24.37         (4.55)
                                           (6 Months)
 Aggressive Pure
  Alpha(1)................  BE (C)              7.88         0.05
                                           (6 Months)    (1 Month)
 Aggressive Pure Alpha
  Futures Only-C(1).......  OAT                  1.9         0.44           --            --           --            --
                                           (6 Months)    (1 Month)
 Aggressive Pure Alpha
  Futures Only-D(1).......  TW                 (1.99)          --           --            --           --            --
                                            (1 Month)
 Aggressive Pure Alpha
  Futures Only-B(1).......  BE                  6.91        (1.46)          --            --           --            --
                                           (6 Months)   (4 Months)
 Pure Alpha Futures
  Only-A(1)...............  FFS (B)             2.05        (2.51)       19.71            --           --            --
                                           (6 Months)
 Pure Alpha Futures
  Only-B(1)...............  BE (C)              3.05        (1.79)          --            --           --            --
                                           (6 Months)   (8 Months)
 Pure Alpha Futures
  Only-C(1)...............  FFS(G)              4.82         0.84           --            --           --            --
                                           (6 Months)
 Pure Alpha Bond &
  Currency Only(1)........  FFS (D)             3.76         3.48         9.04          1.94           --            --
                                           (6 Months)                              (6 Months)
 Constrained Pure
  Alpha-A(1)..............  FFS                 4.73         5.15         8.80          5.41         4.21          5.05
                                           (5 Months)
 Constrained Pure
  Alpha-B(1)..............  TW                  6.46           --           --            --           --            --
                                           (5 Months)
 Pure Alpha with a
  Canadian Bond
  Benchmark(1)............  TW                  7.32        (1.19)          --            --           --            --
                                           (6 Months)   (2 Months)
 Pure Alpha with a Passive
  U.S. Bond
  Benchmark(1)............  TW                 19.94           --           --            --           --            --
                                           (5 Months)
 Pure Alpha with a
  Customized UK Bond
  Benchmark(1)............  BE                  8.05           --           --            --           --            --
                                           (2 Months)
 Institutional Account
  with Global Bond and
  Equity Benchmark(1).....  TW                  5.90         9.52        54.74         32.43        35.98         12.36
                                           (6 Months)
 Global Bond and
  Currency(1).............  FFS                 2.08        (1.79)       17.35          8.94        12.02         19.23
                                           (6 Months)
 Diversified Global
  Bond(1).................  OAT                 4.83        (3.48)       10.68         14.77        18.52            --
                                           (6 Months)                                          (10 Months)
 Passive International
  Bond Account(1).........  BE (C)             (3.80)       (2.18)          --            --           --            --
                                           (6 Months)   (2 Months)
 Long Duration Global
  Bond(1).................  BE                  9.51       (25.39)       50.31         34.74        11.85         34.03
                                           (2 Months)                                                         (5 Months)
 Long Term Emerging
  Markets(1)..............  BE                 11.40        18.62        (0.13)        17.41        21.77            --
                                           (6 Months)                                           (8 Months)
 Inflation Linked Bonds
  and Nominal
  Bonds-Unleveraged(1)....  OAT                 6.68        (2.30)       14.36          9.23           --            --
                                           (6 Months)                              (5 Months)
 Index Overlay............  BE (C)             (4.18)       16.37        (5.96)           --           --            --
                                           (6 Months)                (6 Months)
 Global Tactical Asset
  Allocation..............  BE (C)              0.77        (0.64)          --            --           --            --
                                           (6 Months)   (8 Months)
 Passive U.S. Bond........  TW                 11.08           --           --            --           --            --
                                           (5 Months)
 Global Bond Overlay(1)...  FFS (E)               --           --         0.50          0.40         4.87          1.07
                                                                      (1 Month)                               (8 Months)
 Short Term Emerging
  Markets(1)..............  FFS (F)               --           --         4.61        (11.55)          --            --
                                                                     (7 Months)    (9 Months)
 Inflation Indexed Linked
  Bond Accounts-
  Leveraged(1)............  FFS                 1.17           --         4.00         11.84        15.21         23.09
                                            (1 Month)                (3 Months)

                                   TABLE A-2
        OTHER TRADING PROGRAMS DIRECTED BY BRIDGEWATER ASSOCIATES, INC.
         FOR THE PERIOD JANUARY 1995 THROUGH JUNE 30, 2000 (CONTINUED)

                                                      AGGREGATE ASSETS   AGGREGATE ASSETS
                             INCEPTION     NUMBER        IN PROGRAM         IN PROGRAM                            LARGEST
                                OF           OF          JUNE 2000          JUNE 2000          LARGEST           PEAK-TO-
                              TRADING       OPEN         (EXCLUDING         (INCLUDING         MONTHLY            VALLEY
      NAME OF PROGRAM         PROGRAM     ACCOUNTS       NOTIONAL)          NOTIONAL)         DRAW-DOWN          DRAW-DOWN
 Inflation Linked
  Bonds(1)................   Jan-97      N/A-Closed     N/A-Closed         N/A-Closed         2.54 (8/97)      4.56 (2/97-4/97)
 U.S. Bond Group..........   Aug-90      N/A-Closed     N/A-Closed         N/A-Closed         8.06 (2/95)      8.06 (2/95-2/95)

                                                                PERCENTAGE ANNUAL RATE OF RETURN
                                                            (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                               RATE
                                OF
                              RETURN
                            CALCULATION
      NAME OF PROGRAM         METHOD         2000         1999         1998         1997          1996         1995
 Inflation Linked
  Bonds(1)................  OAT                   --           --         8.80          8.25           --            --
                                                                    (11 Months)
 U.S. Bond Group..........  TW                    --           --           --            --           --         (7.88)
                                                                                                              (2 Months)

Aggregate assets in all Bridgewater programs was approximately $10.4 billion (excluding notional equity) and $11.9 billion (including notional equity) as of June 30, 2000.
--------------------
Additional notes referenced to this page
(1) Each of these programs represent a variation of Bridgewater Associates' Pure Alpha Strategy. There are three principal differences among these accounts: (a) the amount of leverage used to trade the account, (b) the nature of the products traded, e.g. emerging market bonds, 10 year bonds, currency only, etc. and (c) the manner in which cash in the account is invested, T-bills or stock indices.

(A) For the period January 1995 through April 1998, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(B) Fully-Funded Subset method adopted in April 1999. Prior to April 1999, rate of return are calculated by dividing net performance by beginning equity.
(C) Rate of return is calculated by dividing net performance by nominal account size.
(D) For the period July 1997 through March 1999, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(E) For the period May 1995 through January 1998, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(F) For the period April 1997 through May 1997, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(G) Prior to September 1999, Rate of Return is calculated by dividing net performance by nominal account size.

Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
              TRADING PROGRAMS DIRECTED BY BRIDGEWATER S.A., INC.
               FOR THE PERIOD JANUARY 1995 THROUGH JUNE 30, 2000

                                               AGGREGATE ASSETS   AGGREGATE ASSETS
                       INCEPTION     NUMBER       IN PROGRAM         IN PROGRAM                          LARGEST         RATE
                          OF           OF         JUNE 2000          JUNE 2000          LARGEST          PEAK-TO-         OF
                        TRADING       OPEN        (EXCLUDING         (INCLUDING         MONTHLY           VALLEY        RETURN
   NAME OF PROGRAM      PROGRAM     ACCOUNTS      NOTIONAL)          NOTIONAL)         DRAW-DOWN        DRAW-DOWN       METHOD
 Aggressive Pure
  Alpha(1)...........  Jul-97          1          $7,000,000         $7,000,000      15.02% (8/98)  21.52% (5/98-8/98)    BE
 Global Asset
  Allocation
  Speculative(1).....  Jan-89          1          $2,000,000         $2,000,000      21.64% (3/95)  50.82% (1/95-4/95)    OAT
 Global Bond and
  Currency(1)........  Jul-97      N/A-Closed     N/A-Closed         N/A-Closed       0.76% (2/99)   0.76% (2/99-2/99)    TW

                                         PERCENTAGE ANNUAL RATE OF RETURN
                                     (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

   NAME OF PROGRAM       2000        1999        1998        1997        1996        1995
 Aggressive Pure
  Alpha(1)...........       9.20        2.16       66.67       14.58          --          --
                       (6 Months)                          (6 Months)
 Global Asset
  Allocation
  Speculative(1).....       5.66        4.25       19.04       10.99       17.64        7.00
                       (6 Months)
 Global Bond and
  Currency(1)........         --        1.51       18.84        7.11          --          --
                                   (4 Months)              (6 Months)

Aggregate assets in all Bridgewater programs was approximately $10.4 billion (excluding "notional" equity) and $11.9 billion (including "notional" equity) as of June 30, 2000.

--------------------
Additional notes referenced to this page
(1) Each of these programs represents a variation of Bridgewater Associates' Pure Alpha Strategy. There are three principal differences among these accounts: (a) the amount of leverage used to trade the account, (b) the nature of the products traded, e.g. emerging market bonds, 10 year bonds, currency only, etc. and (c) the manner in which cash in the account is invested, T-bills or stock indices.

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO BRIDGEWATER TABLES A-1, A-2, AND A-3

(a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

    For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down that began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Monthly rate of return ("Monthly ROR") for the Aggressive Pure Alpha Futures Only trading group (Table A-1) is calculated by dividing net performance by the beginning equity. Monthly ROR methods for other trading programs appear on Tables A-2 and A-3 and are as follows:

Fully-Funded Subset Method ("FFS") is permitted pursuant to an Advisory published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory).

Rate of return under this method is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Bridgewater has performed these tests for all periods presented.

Net Performance over Beginning Equity ("BE") is net performance divided by beginning equity.

Only Accounts Traded Method ("OAT") is net performance divided by the equity available for trading at the beginning of the month or period. Accounts are excluded from both net performance and equity in the OAT Rate of Return calculation when they would materially distort the Rate of Return. Excluded accounts are accounts that (1) incurred material additions or withdrawals during the month; (2) were open for only part of the month; or (3) traded for liquidation only during the month (i.e., an account in the process of closing).

Time Weighting ("TW") which is net performance divided by beginning equity plus time-weighted additions minus time-weighted withdrawals. Additions and withdrawals are multiplied by a fraction, the numerator of which is the number of days in the month during which such sums were included in or excluded from the amount available for trading, and the denominator of which is the number of calendar days in such month.

                            ------------------------

                                   TABLE B-1
                          BRIDGEWATER ASSOCIATES, INC.
                        ACTUAL AND PRO FORMA PERFORMANCE
                   AGGRESSIVE PURE ALPHA FUTURES ONLY PROGRAM
                       AUGUST 1998 THROUGH JULY 31, 2000

Percentage Monthly Rate of Return
---------------------------------------------------------------------------------------------------
                                                                ACTUAL
                                                                  AND
                                                                  PRO
                                                                 FORMA
                                                              PERFORMANCE         PRO FORMA
                                                                  (i)          PERFORMANCE(ii)
                                                              -------------------------------------
                                                                 2000         1999         1998
---------------------------------------------------------------------------------------------------
 January....................................................      (1.52)        0.44              -
 February...................................................       4.06         3.56              -
 March......................................................      (5.04)       (2.03)             -
 April......................................................      (1.76)       (0.68)             -
 May........................................................       9.38         1.70              -
 June.......................................................      (2.35)        0.29              -
 July.......................................................      (2.51)        0.53              -
 August.....................................................       -           (1.42)       (1.14)
 September..................................................       -           (1.28)        2.58
 October....................................................       -           (2.36)        9.58
 November...................................................       -           (3.28)        1.9
 December...................................................       -           (0.72)        5.52
 Annual (or Period) Rate of Return..........................      (0.45%)      (5.31%)      19.49%
---------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1)
---------------------------------------------------------------------------------------------------


     Largest Monthly Draw-Down:                     5.04%     (3/00)
     Largest Peak-to-Valley Draw-Down:             12.97%  (3/99-4/00*)


(i) Represents the actual performance of this Program as traded for the Fund for the period June 2000 (the first month the Fund traded the Aggressive Pure Alpha Futures Only Program) through July 31, 2000.

(ii) Represents pro forma performance based upon Bridgewater's Aggressive Pure Alpha Futures Only Program composite performance. See Notes to Table B-1.

--------------------
Notes appear at pages 15-17. Table based on fund size of $25 million.

(1) A Compound Average Annual Rate of Return is not included due to the short trading history of this program.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAMPBELL & COMPANY, INC.

Campbell will continue to trade its Financial Metal & Energy Large Portfolio for the Fund unless Campbell's allocation from the Fund were to go below $10 million, at which time Campbell would trade its Financial Metal & Energy Small Portfolio.

MARKET SECTORS

Distribution of markets traded by volatility weighting (i.e. risk exposure) as of July 31, 2000:

                       FME-SMALL   FME-LARGE
                       ---------   ---------
Interest rates            23%         21%
Currencies                36%         43%
Stock indices             18%         16%
Energy                    17%         15%
Precious and base
  metals                   6%          5%
     Total               100%        100%

PAST PERFORMANCE OF CAMPBELL & COMPANY, INC. (PAGE 58)

Table A-1 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Small Portfolio of Campbell for the period April 1983 (inception of trading) through July 31, 2000.

Table A-2 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Large Portfolio of Campbell for the period April 1983 (inception of trading) through July 31, 2000.

Table A-3 reflects the composite capsule performance results of all other trading programs directed by Campbell for the time periods indicated on the table.

Table B-1, the Pro Forma Table, presents the composite performance of the Financial, Metal & Energy Small Portfolio adjusted for fees and expenses applicable to the Fund. Beginning in June 2000, Table B-1 presents the actual performance of the Fund.

                                   TABLE A-1
                            CAMPBELL & COMPANY, INC.
                  FINANCIAL, METAL & ENERGY SMALL PORTFOLIO(1)
        APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH JULY 31, 2000

                                                                 Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------------------
                                                     2000       1999       1998         1997         1996         1995
------------------------------------------------------------------------------------------------------------------------------
 January....................................      3.23       (4.61)      2.80         3.85         8.80        (4.53)
                                                                                                           ------
 February...................................     (0.52)       1.34      (2.34)        1.63        (5.20)    (1) 4.92
 March......................................     (2.03)       1.60       5.81        (1.75)        4.33         9.75
 April......................................     (2.55)       5.20      (5.99)       (3.03)        2.57         1.01
 May........................................      2.62       (3.15)      4.21        (3.01)       (2.11)       (1.42)
 June.......................................      0.50        4.95       1.51         3.62         1.41        (2.46)
 July.......................................     (2.94)      (0.62)     (4.04)        8.81        (1.71)       (2.76)
 August.....................................      --          1.19       9.95        (5.94)        3.52         7.12
 September..................................      --          1.55       3.68         4.53         1.92        (5.78)
 October....................................      --         (3.85)      5.52         2.32        12.85         1.54
 November...................................      --          0.78      (0.91)        0.59        12.11         0.15
 December...................................      --          2.80       1.10         5.41        (4.12)        7.81

 Annual (or Period) Rate of Return..........     (1.86)%      6.83%     22.16%       17.30%       37.83%       14.89%
------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/95-7/31/00)     16.79%
------------------------------------------------------------------------------------------------------------------------------

                                  SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
 ----------------------------------------------------------------------------------------------------------------------------------
   1994       1993       1992       1991       1990       1989       1988       1987       1986       1985       1984       1983
 ----------------------------------------------------------------------------------------------------------------------------------
 (16.76)%     4.68%     13.47%     31.12%     35.24%     42.23%      7.96%     64.38%    (30.45)%    33.05%     26.96%    (10.34)%
                                                                                                                          9 Months
 ----------------------------------------------------------------------------------------------------------------------------------
                                  Compound Average Annual Rate of Return (4/83-7/31/00)     14.89%
 ----------------------------------------------------------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983(1)
 Number of Open Accounts as of July 31, 2000:                     42
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $1,892,668,716      (7/00)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $1,983,711,562      (7/00)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $  177,145,890      (7/00)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $  204,289,952      (7/00)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       5.99%      (4/98)
  Inception of Trading Program to Date                        17.68%      (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                      31.76%    (8/93-1/95)
  Inception of Trading Program to Date                        41.92%   (4/86-11/86)

--------------------
(1) The Financial, Metal & Energy Small Portfolio ("FME Small") began in February 1995 when accounts smaller than $10 million in size were transferred from the Financial, Metal & Energy Large Portfolio ("FME Large") to the FME Small. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. See Table A-2 and footnotes to Tables A-1 and A-2.

Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                            CAMPBELL & COMPANY, INC.
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO
        APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH JULY 31, 2000

                                                                   Percentage Monthly Rate of Return
-------------------------------------------------------------------------------------------------------------------------------
                                                      2000       1999       1998         1997         1996         1995
-------------------------------------------------------------------------------------------------------------------------------
 January.......................................     3.70      (4.83)      3.25         5.26         5.46        (4.53)
 February......................................    (0.35)      1.45      (2.38)        2.26        (5.63)        5.85
 March.........................................    (1.96)      0.87       4.95        (2.08)        5.62         9.58
 April.........................................    (1.86)      5.60      (5.88)       (3.84)        3.49         2.08
 May...........................................     2.74      (3.25)      4.34        (1.84)       (1.71)        0.88
 June..........................................     1.96       4.63       2.04         2.23         1.29        (0.90)
 July..........................................    (1.72)     (0.15)     (3.68)        9.27         0.01        (4.05)
 August........................................     --         1.22       9.23        (5.14)        1.78         5.83
 September.....................................     --         1.75       2.97         4.23         2.47        (3.47)
 October.......................................     --        (4.25)      4.41         2.39        12.06         1.20
 November......................................     --         0.53      (0.50)        0.57        12.22        (0.24)
 December......................................     --         3.64       0.64         4.95        (4.29)        6.82

 Annual (or Period) Rate of Return.............     2.36%      6.81%     20.07%       18.75%       35.96%       19.46%
-------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/95-7/31/00)     18.10%
-------------------------------------------------------------------------------------------------------------------------------

                                  SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
 ----------------------------------------------------------------------------------------------------------------------------------
   1994       1993       1992       1991       1990       1989       1988       1987       1986       1985       1984       1983
 ----------------------------------------------------------------------------------------------------------------------------------
 (16.76)%     4.68%     13.47%     31.12%     35.24%     42.23%      7.96%     64.38%    (30.45)%    33.05%     26.96%    (10.34)%
                                                                                                                          9 Months
 ----------------------------------------------------------------------------------------------------------------------------------
                                  Compound Average Annual Rate of Return (4/83-7/31/00)     15.30%
 ----------------------------------------------------------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983
 Number of Open Accounts as of July 31, 2000:                     14
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $1,892,668,716      (7/00)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $1,983,711,562      (7/00)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $1,532,147,798      (7/00)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $1,572,963,864      (7/00)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       5.88%      (4/98)
  Inception of Trading Program to Date                        17.68%      (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                      31.76%    (8/93-1/95)
  Inception of Trading Program to Date                        41.92%   (4/86-11/86)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
          OTHER TRADING PROGRAMS DIRECTED BY CAMPBELL & COMPANY, INC.
               FOR THE PERIOD JANUARY 1995 THROUGH JULY 31, 2000

                       INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                           LARGEST
                          OF           OF           IN PROGRAM             IN PROGRAM           LARGEST           PEAK-TO-
                        TRADING       OPEN          JULY 2000              JULY 2000            MONTHLY            VALLEY
   NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)     DRAW-DOWN          DRAW-DOWN
--------------------------------------------------------------------------------------------------------------------------------
 Global Diversified
 Large Portfolio       Jan-72          2          $155,024,044           $155,024,044          7.22%  (2/96)  7.56% (4/95-10/95)
 Global Diversified
 Small Portfolio       Jun-97          4           $5,145,759             $5,145,759           5.92%  (4/98)  5.92%  (4/98-4/98)
 Foreign Exchange
 Portfolio             Nov-90          3           $10,192,882            $32,965,370         10.37%  (5/95) 44.73%  (7/93-1/95)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio             Feb-96          1           $10,704,136            $10,704,136          6.75% (10/98)  9.94% (12/96-4/97)
 The Ark Portfolio     Sep-96          11          $2,308,207             $2,618,437          11.86%  (7/98) 11.86%  (7/98-7/98)
 Diversified
 Portfolio             Jan-72      N/A-Closed      N/A-Closed             N/A-Closed           4.21%  (1/95)  4.21%  (1/95-1/95)

 Global Financial
 Portfolio             Dec-93      N/A-Closed      N/A-Closed             N/A-Closed           4.46%  (1/95) 17.04%  (1/94-1/95)


                                             PERCENTAGE RATE OF RETURN
                                      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
   NAME OF PROGRAM       2000        1999        1998        1997         1996        1995
                       ---------------------------------------------------------------------------------------
 Global Diversified
 Large Portfolio           (0.13)       4.57       12.47       14.95        26.78        6.52
                       (7 Months)
 Global Diversified
 Small Portfolio           (5.25)       2.51       17.50       13.85           --          --
                       (7 Months)                          (7 Months)
 Foreign Exchange
 Portfolio                  5.98        7.19        4.25       18.19        43.04       26.36
                       (7 Months)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio                 (0.06)       6.85       27.08       20.52        25.73          --
                       (7 Months)                                      (11 Months)
 The Ark Portfolio          7.76       28.27        2.48       20.49        19.94          --
                       (7 Months)                                       (4 Months)
 Diversified
 Portfolio                    --          --          --          --           --       (4.21)
                                                                                     (1 Month)
 Global Financial
 Portfolio                    --          --          --          --           --        9.30
                                                                                    (3 Months)

Aggregate assets in all Campbell programs was approximately $1.9 billion (excluding "notional" funds) and $2.0 billion (including "notional" funds) as of July 31, 2000.

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO CAMPBELL TABLES A-1, A-2 AND A-3

For the Global Diversified Small Portfolio, the Diversified Portfolio, the Financial, Metal and Energy Small Portfolio, the Ark Portfolio and the Foreign Exchange Portfolio, Campbell has adopted the "Fully-Funded Subset" method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Campbell has performed these tests for periods presented.

  (a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

  (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composites have experienced monthly draw-downs which are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

  (c) "Largest Peak-to-Valley Draw-Down" is the largest cumulative loss experienced by the portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composites have experienced peak-to-valley draw-downs which are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client. In the case where a trading program is in a current draw-down or was in a draw-down when it closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

      For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

  (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
      (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears in Table A-1 and Table A-2.

      Monthly Rate of Return (Monthly ROR) for the Global Diversified Large Portfolio, the Financial, Metal & Energy Large Portfolio, the Interest Rate, Stock Indices and Commodities Portfolio and the Global Financial Portfolio is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of Monthly ROR, except for accounts that close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January 1987, Monthly ROR is calculated using the OAT method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact day within a month that accounts were opened or closed. Accordingly, there is insufficient data to calculate Monthly ROR during such periods using the OAT method. Campbell has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts that had material intra-month additions or withdrawals and accounts that were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose Monthly ROR is not distorted by intra-month changes.

      In this Monthly ROR calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. Excluded accounts are accounts that (1) incurred material additions or withdrawals during the month; (2) were open for only part of the month; or (3) traded for liquidation only during the month (i.e., an account in the process of closing). Such accounts were not charged with material nonrecurring costs during the month.

      Monthly ROR for the Global Diversified Small Portfolio, Diversified Portfolio, Ark Portfolio, Foreign Exchange Portfolio and Financial, Metal and Energy Small Portfolio is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts that are in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return calculated pursuant to the Fully-Funded Subset method.

ADDITIONAL FOOTNOTE FOR THE FINANCIAL, METALS & ENERGY LARGE PORTFOLIO AND THE FINANCIAL, METALS & ENERGY SMALL PORTFOLIO

Currently, two versions of the Financial, Metals & Energy Portfolio are offered: the Financial, Metals & Energy Large Portfolio ("FME Large"), and the Financial, Metals & Energy Small Portfolio ("FME Small"). The FME Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to February 1995, all Financial, Metals & Energy accounts were traded together in the FME Large Portfolio. The FME Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the FME Large to the FME Small Portfolio.

ADDITIONAL FOOTNOTE FOR THE GLOBAL DIVERSIFIED PORTFOLIO AND DIVERSIFIED
PORTFOLIO

As of February 1, 1995, all accounts in the Diversified Portfolio transferred to the Global Diversified Portfolio. The Diversified Portfolio is no longer offered as a trading program.

Currently, two versions of the Global Diversified Portfolio are offered: the Global Diversified Large Portfolio ("GD Large") and the Global Diversified Small Portfolio ("GD Small"). The GD Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to June 1997, all Global Diversified accounts were traded in the GD Large Portfolio. The GD Small Portfolio began in June 1997, when accounts smaller than $10 million were transferred from the GD Large Portfolio to the GD Small Portfolio.

                                   TABLE B-1
                            CAMPBELL & COMPANY, INC.
                        ACTUAL AND PRO FORMA PERFORMANCE
                   FINANCIAL, METAL & ENERGY SMALL PORTFOLIO
                     JANUARY 1, 1995 THROUGH JULY 31, 2000

                                                       PERCENTAGE MONTHLY RATE OF RETURN
                                        ------------------------------------------------------------------------------
                                           ACTUAL
                                            AND
                                         PRO FORMA
                                        PERFORMANCE
                                            (i)                          PRO FORMA PERFORMANCE (ii)
                                        ------------------------------------------------------------------------------
                                            2000         1999         1998         1997         1996          1995
----------------------------------------------------------------------------------------------------------------------
 January..............................       3.05         (4.86)        2.41         3.54         7.31        (4.72)
 February.............................      (0.56)         1.19        (3.05)        1.04        (4.57)     (1)4.73
 March................................      (2.09)         1.35         5.74        (1.76)        3.36         7.88
 April................................      (2.65)         5.02        (5.51)       (2.94)        1.81         0.75
 May..................................       2.67         (3.87)        3.93        (3.24)       (2.27)       (1.14)
 June.................................      (0.13)         4.83         1.26         3.20         0.81        (1.81)
 July.................................      (2.39)        (0.55)       (4.05)        8.10        (1.66)       (2.29)
 August...............................             -       0.95         9.08        (6.14)        2.32         5.79
 September............................             -       1.39         3.21         4.04         1.48        (4.64)
 October..............................             -      (3.50)        4.78         1.65        11.24         1.10
 November.............................             -       0.57        (1.20)        0.17        10.93        (0.09)
 December.............................             -       2.90         0.99         4.77        (4.02)        5.97

 Annual (or Period) Rate of Return....      (2.24%)        4.97%       17.90%       12.17%       28.40%       11.08%
--------------------------------------------------------------------------------------------------------------------
                                                   Compound Average Annual Rate of Return (1/95-7/31/00)      12.56%
--------------------------------------------------------------------------------------------------------------------

  Largest Monthly Draw-Down:                            6.14%     (8/97)
  Largest Peak-to-Valley Draw-Down:                     7.74%  (3/97-5/97)

(i) Represents the actual performance of this Portfolio as traded for the Fund for the period June 2000 (the first month the Fund traded the FM&E Small Portfolio) through July 31, 2000.

(ii) Represents pro forma performance based upon Campbell's FM&E Portfolio composite performance. See Notes to Table B-1.

(1) The FME Small Portfolio began in February 1995 when accounts smaller than $10 million in size were transferred from the FME Large Portfolio to the FME Small Portfolio. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. See Table A-2 and footnotes to Tables A-1, A-2 and A-3.

--------------------

Notes appear at pages 15-17. Table based on fund size of $25 million.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

RABAR MARKET RESEARCH, INC.

THE TRADING PROGRAM (PAGE 67)

MARKETS TRADED

Based on Rabar's portfolio as of July 31, 2000, the proportion of the total risk exposure represented by each market and sector is approximately:

INTEREST RATES.................          33.80%
U.S. ..........................   5.60%
Non-U.S. ......................  28.20%
CURRENCIES.....................          25.27%
Major currencies...............   6.34%
Minor currencies...............   9.07%
Cross rates (Non-U.S. currency
  against non-U.S. currency)...   5.22%
Exotic currencies..............   4.64%
STOCK MARKET INDICES...........          14.26%
U.S. ..........................   3.89%
Non-U.S. ......................  10.37%
AGRICULTURAL PRODUCTS..........           9.40%
Grains/oilseeds................   1.48%
Salts..........................   7.92%
(coffee, sugar, cocoa, orange
  juice and cotton)
Livestock......................    0.0%
ENERGY COMPLEX.................           9.43%
Crude oil......................   1.75%
Energy products................   7.68%
METALS.........................           7.84%
Base metals....................   4.51%
Precious metal.................   3.33%
          TOTAL*...............            100%

---------------
* Due to rounding, the sum of all sectors may not add up to 100%.

Rabar's trading approach does not differ by market sector or commodity contract within the Program with the exception of differences in short side exposure in certain markets.

PAST PERFORMANCE OF RABAR MARKET RESEARCH, INC. (PAGE 68)

Table A-1 reflects the composite capsule performance results of all accounts traded according to the Diversified Program for the period January 1989 (inception of client trading) through July 31, 2000.

Table B-1, the Pro Forma Table, presents the composite performance of a Diversified Program account adjusted for fees and expenses applicable to the Fund. Beginning in June 2000, Table B-1 presents the actual performance of the Fund.

                         ------------------------------

                                   TABLE A-1
                          RABAR MARKET RESEARCH, INC.
                              DIVERSIFIED PROGRAM
        JANUARY 1989 (INCEPTION OF CLIENT TRADING) THROUGH JULY 31, 2000

                                                      Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------
                                         2000        1999        1998        1997        1996        1995
------------------------------------------------------------------------------------------------------------
 January.........................     (0.73)      (2.03)       2.23        5.48       (0.07)      (9.67)
 February........................      0.37        3.75        1.51        5.13       (9.55)      14.28
 March...........................     (2.25)      (4.40)       0.00       (0.66)      (1.51)      15.61
 April...........................     (5.43)       3.24       (6.49)      (6.38)       3.27        6.04
 May.............................     (0.10)      (7.03)       4.29       (2.07)      (3.50)       9.04
 June............................     (3.88)       0.00        2.17       (0.08)       1.56       (2.55)
 July............................     (1.20)      (3.04)       1.17       14.83       (2.11)      (9.37)
 August..........................                 (0.46)      20.95       (7.78)      (1.33)      (8.57)
 September.......................                  0.05        6.25        3.01        3.78       (9.24)
 October.........................                 (6.12)      (4.14)      (3.34)      10.90       (4.47)
 November........................                  2.08       (3.85)       0.51        5.95        2.53
 December........................                  4.22        1.59        4.28       (5.30)      14.35
 Annual (or Period) Rate of
   Return                            (12.62)%    (10.05)%     25.87%      11.53%       0.49%      13.27%
------------------------------------------------------------------------------------------------------------

                     Compound Average Annual Rate of Return (1/95-7/31/00) 4.17%

--------------------------------------------------------------------------------

                   SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
-----------------------------------------------------------------------------------------------------
      1994             1993             1992             1991             1990             1989
-----------------------------------------------------------------------------------------------------
     33.63%           49.57%          (4.43)%          (5.70)%          122.51%           10.00%
-----------------------------------------------------------------------------------------------------

          Compound Average Annual Rate of Return (1/89-7/31/00) 15.92%
--------------------------------------------------------------------------------

 Inception of Client Trading by CTA:                      January 1989
 Inception of Client Trading in Program:                  January 1989
 Number of Open Accounts as of July 31, 2000:                       17
 Aggregate Assets (Excluding "Notional" Equity) in
 all Programs:                                            $133,794,554       (7/00)
 Aggregate Assets (Including "Notional" Equity) in
 all Programs:                                            $160,539,004       (7/00)
 Aggregate Assets (Excluding "Notional" Equity) in
 Program:                                                 $133,794,554       (7/00)
 Aggregate Assets (Including "Notional" Equity) in
 Program:                                                 $160,539,004       (7/00)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                         9.67%       (1/95)
  Inception of Trading Program to Date                          13.81%      (10/89)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                        29.99%    (6/95-10/95)
  Inception of Trading Program to Date                          29.99%    (6/95-10/95)

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO RABAR TABLE A-1

In the preceding performance summary, Rabar has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Rabar has performed these computations for periods subsequent to December 31, 1993. However, for periods prior to January 1, 1994, due to cost considerations, the Fully-Funded Subset Method has not been used. Instead, the rates of return are reported using the compounded rate of return method as described in note (d). Rabar believes that this method yields substantially the same rates of return as would the Fully-Funded Subset Method and that the rates of return presented in the performance records are representative of the trading program for the periods presented.

  (a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

  (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

  (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

      For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down that began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

  (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
      (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

      Monthly rate of return ("Monthly ROR") for each month subsequent to December 31, 1993 is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method.

      Monthly ROR for the period prior to January 1, 1994 is calculated using the compounded rate of return method. The compounded rate of return method is computed by dividing net performance for an "accounting period" by beginning equity for the same "accounting period". An "accounting period" represents a full month if there has not been any additions or withdrawals within the month or a portion of a month for each day an addition or withdrawal has occurred within the month. Monthly ROR is then calculated by applying successively, that is, compounding the rate of return for each accounting period with a month.

ADDITIONAL FOOTNOTES FOR SUPPLEMENTAL PERFORMANCE INFORMATION

From January 1, 1985 through May 20, 1988, Mr. Rabar managed accounts for two investors who were themselves professionally involved in futures trading and were affiliated with the futures commission merchant that carried the commodity trading accounts. In addition, from May 20, 1988 until January 1, 1989, Mr. Rabar traded his personal account. These accounts were deemed "proprietary" by the CFTC and have not been included in the Supplemental Performance Information.

                                   TABLE B-1
                          RABAR MARKET RESEARCH, INC.
                        ACTUAL AND PRO FORMA PERFORMANCE
                          DIVERSIFIED TRADING PROGRAM
                     JANUARY 1, 1995 THROUGH JULY 31, 2000

                                             ACTUAL
                                              AND
                                           PRO FORMA
                                          PERFORMANCE
                                              (i)                         PRO FORMA PERFORMANCE (ii)
--------------------------------------------------------------------------------------------------------------------------------
                                                               1999         1998         1997         1996         1995
                                                  2000
--------------------------------------------------------------------------------------------------------------------------------
 January................................      (0.81)       (2.02)         1.88        5.07         (0.29)     (10.24)
 February...............................       0.10         3.65          1.27        4.30         (9.79)      14.29
 March..................................      (2.23)       (4.25)         0.03       (0.61)        (1.76)      15.68
 April..................................      (5.43)        3.20         (6.01)      (5.82)         3.13        6.06
 May....................................      (0.12)       (7.31)         4.09       (2.30)        (3.73)       8.97
 June...................................      (4.11)       (0.04)         1.85       (0.15)         1.27       (2.58)
 July...................................      (1.03)       (3.32)         0.95       13.29         (2.39)      (7.73)
 August.................................      --           (0.69)        18.78       (7.05)        (1.53)      (6.97)
 September..............................      --           (0.05)         5.96        2.65          3.46       (7.46)
 October................................      --           (6.35)        (3.74)      (3.09)        10.62       (4.78)
 November...............................      --            2.00         (3.28)       0.36          5.45        2.47
 December...............................      --            4.14          1.34        3.83         (5.07)      12.00
 Annual (or Period) Rate of Return......     (12.98)%     (11.24)%       23.28%       9.23%        (2.17)%     15.99%
--------------------------------------------------------------------------------------------------------------------------------

      Compound Average Annual Rate of Return (1/1/95-7/31/00)              3.01%
--------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                     10.24%       (1/95)
 Largest Peak-to-Valley Draw-Down:                              27.78%    (6/95-8/96)

 (i) Represents the actual performance of this Program as traded for the Fund for the period June 2000 (the first month the Fund traded the Diversified Trading Program) through July 31, 2000.

(ii) Represents pro forma performance based upon Rabar's Diversified Trading Programs composite performance. See Notes to Table B-1.

--------------------
Notes appear at pages 15-17. Table based on fund size of $25 million.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                              THE COMMODITY BROKER

LITIGATION (PAGE 75)

There have been no material administrative, civil or criminal actions within the past five years against Salomon Smith Barney or any of its individual principals and no such actions are currently pending, except as follows.

In the Harris Trust and Savings Bank case, the Supreme Court reversed the Seventh Circuit and remanded the case for further proceedings in June 2000.

In the City of New Orleans actions, the court denied Salomon Smith Barney's motion to dismiss, but stayed the litigation because the matter was not ripe in May 1999, and in March 2000, the City filed a notice of discontinuance dismissing the complaints.

In connection with the Louisiana and Florida matters, seventeen investment banks, including Salomon Smith Barney entered into an agreement with the federal government to settle charges related to the pricing of Treasury securities in advanced refunding transactions, in April 2000.

In the MKP Master Fund case, the plaintiff's request to dismiss Salomon Smith Barney's amended counterclaims was argued and a decision is pending.

            SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.

                        STATEMENT OF FINANCIAL CONDITION
                           JUNE 30, 2000 (UNAUDITED)

                                                               JUNE 30,
                                                                 2000
                                                              -----------
ASSETS:
Equity in commodity futures trading account:
  Cash......................................................  $15,769,930
  Net unrealized appreciation on open futures contracts.....      224,579
                                                              -----------
                                                               15,994,509
Interest receivable.........................................       52,909
                                                              -----------
                                                              $16,047,418
                                                              ===========
LIABILITIES AND PARTNERS' CAPITAL:
LIABILITIES:
Accrued expenses:
  Commissions...............................................  $    70,890
  Management fees...........................................       24,147
  Other.....................................................       32,856
  Due to Salomon Smith Barney Inc. .........................      750,000
                                                              -----------
                                                                  877,893
                                                              -----------
PARTNERS' CAPITAL:
General Partner, 162 Unit equivalents initially purchased...      151,611
Limited Partners, 16,047 Units of Limited Partnership
  interest initially purchased..............................   15,017,914
                                                              -----------
                                                               15,169,525
                                                              -----------
                                                              $16,047,418
                                                              ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT OF FINANCIAL
                                   CONDITION.

                          NOTES TO FINANCIAL STATEMENT

1. GENERAL

Salomon Smith Barney Diversified 2000 Futures Fund L.P. (the "Fund") is a limited partnership organized under the laws of the State of New York, on August 25, 1999, to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The commodity interests that are traded by the Fund are volatile and involve a high degree of market risk. The Fund commenced trading operations on June 1, 2000.

Between January 31, 2000 (commencement of the offering period) and May 31, 2000, 16,047 units of limited partnership interest and 162 unit equivalents representing the general partner's contribution were sold at $1,000 per unit. The proceeds of the offering were held in an escrow account until May 31, 2000, at which time they were turned over to the Fund for trading.

The statement of financial condition is unaudited but, in the opinion of management, includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Fund's financial condition at June 30, 2000.

2. OFFERING AND ORGANIZATION COSTS:

Offering and organization expenses of approximately $750,000 relating to the issuance and marketing of the Fund's Units offered were initially paid by Salomon Smith Barney Inc. ("SSB"). These costs have been recorded as due to SSB in the statement of financial condition. These costs are being reimbursed to SSB by the Fund in 24 equal monthly installments (together with interest at the prime rate quoted by the Chase Manhattan Bank).

As of June 30, 2000, $25,653 of these cost are currently payable to SSB.

The remaining deferred liability for these costs due to SSB of $750,000 (exclusive of interest charges) will not reduce Net Asset Value per unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the redemption value of Units.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Member of
Smith Barney Futures Management LLC:

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Smith Barney Futures Management LLC (formerly Smith Barney Futures Management Inc.) (the "Company", an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc.) at December 3l, 1999, in conformity with accounting principles generally accepted in the United States. This statement of financial condition is the responsibility of the Company's management; our responsibility is to express an opinion on this statement of financial condition based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

New York, New York
March 21, 2000

                      SMITH BARNEY FUTURES MANAGEMENT LLC
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                        STATEMENT OF FINANCIAL CONDITION
               AUGUST 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999

                                                               AUGUST 31,     DECEMBER 31,
                                                                  2000            1999
                                                              ------------    ------------
                                                              (UNAUDITED)
ASSETS
Receivable from limited partnerships........................     3,504,092    $  4,554,434
Receivable from affiliate...................................     6,254,373       3,026,996
Investments in limited partnerships, at equity..............     9,696,256      10,916,359
Other assets................................................        17,043         248,809
                                                              ------------    ------------
          Total Assets......................................  $ 19,471,964    $ 18,746,598
                                                              ============    ============
LIABILITIES & STOCKHOLDER'S EQUITY
Accounts payable and accrued liabilities....................  $    505,658    $    329,826
                                                              ------------    ------------
          Total Liabilities.................................       505,658         329,826
                                                              ------------    ------------
Common stock, no par value, 3,000 shares authorized, 200
  shares issued and outstanding (100 shares, $1 stated
  value; 100 shares, no stated value).......................           100             100
Additional paid-in capital..................................    67,413,746      67,413,746
Retained earnings...........................................     9,552,460       9,002,926
                                                              ------------    ------------
                                                                76,966,306      76,416,772
Less: Note receivable from SSBHI............................   (58,000,000)    (58,000,000)
                                                              ------------    ------------
                                                                18,966,306      18,416,772
                                                              ------------    ------------
          Total Liabilities & Stockholder's Equity..........  $ 19,471,964    $ 18,746,598
                                                              ============    ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT OF FINANCIAL CONDITION.

                      SMITH BARNEY FUTURES MANAGEMENT LLC
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

1. ORGANIZATION

Smith Barney Futures Management LLC (the "Company") is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. ("SSBHI"). SSBHI is a wholly-owned subsidiary of Citigroup Inc. ("Citigroup"). On October 31, 1999, the Company changed its form of organization from a corporation to a limited liability company.

The Company was organized and is authorized to act as a general partner for the management of investment funds and is registered as a commodity pool operator with the Commodity Futures Trading Commission. Due to imposed restrictions as a result of the Citigroup Inc. merger, as of March 1, 1999, the Company became the Trading Manager (the "Trading Manager") to 3 limited partnerships for which it was previously the general partner.

At December 31, 1999, the Company is the general partner for 17 domestic limited partnerships (the "Limited Partnerships") with total assets of $688,840,829, total liabilities of $30,174,390 and total partners' capital of $658,666,439. The Company has a general partner's liability which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to these Limited Partnerships.

At December 31, 1999, the Company acts as Trading Manager to 4 Limited Partnerships. The general partner to these limited partnerships is SFG Global Investments, Inc. ("SFG"). SFG, as general partner, has delegated certain functions to the Company including selecting one or more advisors to make trading decisions for the Limited Partnerships. At December 31, 1999, these limited partnerships have total assets of $134,428,734, total liabilities of $3,943,599, and total partner's capital of $130,485,135.

The limited partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner and as trading manager to these limited partnerships are described in the various limited partnership agreements. The Company maintains a minimum equity investment of 1% in the Limited Partnerships.

The Company is also the Trading Manager for 5 offshore funds. As Trading Manager to these offshore funds, the Company will select trading advisors who in the Trading Manager's opinion, have demonstrated a high degree of skill in trading commodity interest contracts to manage the assets of the funds. For these services, the Company receives management fees. The Company does not have an equity investment in these offshore funds.

2. SIGNIFICANT ACCOUNTING POLICIES

The statement of financial condition is prepared in accordance with accounting principles generally accepted in the United States, which requires the use of management's best judgement and estimates. Estimates may vary from actual results.

The carrying values of financial instruments in the statement of financial condition approximate their fair values as they are either short-term in nature or interest-bearing at floating rates.

Investments in Limited Partnerships, at equity, are valued at the Company's proportionate share of the net asset values as reported by the Limited Partnerships and approximate fair value. The

                      SMITH BARNEY FUTURES MANAGEMENT LLC
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

Limited Partnerships value positions at the closing market quotations on the last business day of the year.

Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are disclosed in each limited partnership agreement. The Company is required to make a capital contribution to each such Limited Partnership. The Company will also maintain a 1% interest in any limited partnership for which it acts as Trading Manager. The limited partnership agreements generally require the general partner/trading manager to maintain a cash investment in the Limited Partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner/Trading Manager thereof, the Company may not reduce its percentage interest in such Limited Partnerships to less than such required level, as defined in each limited partnership agreement. Consistent with the limited partnership agreements, the Company received an opinion of counsel that it may maintain its net worth, as defined in the Limited Partnership agreements (excluding its investment in each such Limited Partnership), at an amount not less than 5% of the total contributions to the Limited Partnerships by all partners. SSBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company may maintain its net worth requirement. This requirement was met at December 31, 1999.

Receivable from Limited Partnerships includes deferred offering costs, commissions receivable, management fees receivable and other receivables for expenses paid by the Company on behalf of the fund. Deferred offering costs expense represents payments made by the Company on behalf of certain Limited Partnerships during their original offering, such as legal fees, printing costs, etc. These costs are reimbursed by the Limited Partnerships to the Company over a period varying from eighteen to twenty-four months or as interest income is earned by the Limited Partnership in accordance with the Limited Partnership's prospectus. The offering costs reimbursable at December 31, 1999 were $1,015,831. Repayment of these costs is not contingent upon the operating results of the Limited Partnerships. In addition, as general partner/Trading Manager, the Company earns monthly management fees and commissions from the Limited Partnerships as defined by the limited partnership agreements. Management fees, commissions, and other receivables at December 31, 1999 were $135,965, $3,251,863 and $150,775, respectively.

3. NOTE RECEIVABLE FROM SSBHI

The note receivable consists of a $58,000,000 demand note dated June 22, 1994 which is non-interest bearing and is included in additional paid-in-capital as of December 31, 1999. The demand note was issued to the Company by SSBHI.

4. RELATED PARTY TRANSACTIONS

Substantially all transactions of the Company, including the allocation of certain income and expenses, are with SSBHI, Limited Partnerships of which it is the general partner/Trading

                      SMITH BARNEY FUTURES MANAGEMENT LLC
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

Manager, and other affiliates. Receivable from affiliate represents amounts due from Salomon Smith Barney Inc., an indirect wholly-owned subsidiary of SSBHI, for interest income, advisory fees, and commissions.

5. INCOME TAXES

Under income tax allocation agreements with SSBHI and Citigroup, the Company's federal, state, and local income taxes are provided on a separate return basis and are subject to utilization of tax attributes in Citigroup's consolidated income tax returns. Under the tax sharing agreement with SSBHI, the Company remits taxes to SSBHI. At December 31, 1999 taxes payable of $493,448 were netted against intercompany receivables.

6. EMPLOYEE BENEFIT PLANS

The Company participates in a noncontributory defined benefit pension plan with Citigroup which covers substantially all U.S. employees.

The Company, through Citigroup, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Citigroup is purchased for subsequent distribution to employees, subject to vesting requirements.

7. STOCKHOLDER'S EQUITY

During the year the Company declared dividends of $11,000,000 (and distributed $11,000,000) on its outstanding common stock. Other than net income there were no other changes to stockholder's equity.

                       SALOMON SMITH BARNEY HOLDINGS INC.

Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney Holdings") provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used herein, "Company" refers to Salomon Smith Barney Holdings and its consolidated subsidiaries. Investment banking and securities trading activities are principally conducted by Salomon Brothers Holding Company Inc. ("SBHC") and Salomon Smith Barney Inc. ("Salomon Smith Barney") and their subsidiaries and affiliated companies. Salomon Smith Barney provides capital raising, advisory, research and brokerage services to its customers, and executes proprietary trading strategies on its own behalf. Asset management services are provided principally through Mutual Management Corp. (formerly Smith Barney Mutual Funds Management Inc.), Salomon Smith Barney and Salomon Brothers Asset Management Inc. The Company's commodities trading business is conducted principally by Phibro Inc. and its subsidiaries.

On November 28, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") was merged into Salomon Inc. ("Salomon"). Pursuant to the merger agreement, stockholders of Salomon received shares of stock of Travelers Group and Salomon became a wholly owned subsidiary of Travelers Group. Also on November 28, Salomon and Smith Barney Holdings Inc. were merged (the "Merger"), with Salomon Smith Barney Holdings continuing as the surviving corporation of the Merger. The summary financial information gives retroactive effect to the Merger as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney Holdings Inc. had always been combined.

Citigroup Inc., formed on October 8, 1998 by the merger of Citicorp and Travelers Group Inc., consists of businesses that produce a broad range of financial services -- asset management, banking and consumer finance, credit and charge cards, insurance, investments, investment banking and trading -- and use diverse channels to make them available to consumer and corporate customers around the world.

The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1960.

The following is unaudited summary information for the Company for the years ending December 31, 1999, December 31, 1998 and December 31, 1997, and the six months ended June 30, 2000.

                       SALOMON SMITH BARNEY HOLDINGS INC.

                         SUMMARY FINANCIAL INFORMATION

The selected financial data set forth below for the Company as of June 30, 2000, December 31, 1999, 1998, 1997, and for each of the three years in the period ended December 31, 1999 are derived from the unaudited financial statements.

                                           SIX MONTHS       YEAR ENDED      YEAR ENDED      YEAR ENDED
                                         ENDED JUNE 30,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                              2000             1999            1998            1997
                                         --------------    ------------    ------------    ------------
                                          (UNAUDITED)
                                                             (AMOUNTS IN MILLIONS)
Income Statement Data
  Revenues.............................     $ 14,682         $ 23,438        $ 20,673        $ 21,477
  Income from Continuing Operations
     before income taxes and cumulative
     effect of change in accounting
     principle.........................     $  2,557         $  4,496        $  1,316        $  1,820
  Net Income...........................     $  1,646         $  2,812        $    818        $  1,145
Balance Sheet Data
  Total Assets.........................     $256,094         $223,834        $211,901        $276,620
  Stockholder's Equity.................     $ 10,276         $  9,326        $  8,768        $  8,518
Total Liabilities and Stockholder's
  Equity...............................     $256,094         $223,834        $211,901        $276,620

The General Partner will provide a copy of the Company's annual report as filed with the SEC to any limited partner requesting it.

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                       SALOMON SMITH BARNEY HOLDINGS INC.

                   SALOMON SMITH BARNEY INC. AND SUBSIDIARIES

                   CONDENSED STATEMENT OF FINANCIAL CONDITION
                JUNE 30, 2000 (UNAUDITED) AND DECEMBER 31, 1999

The selected financial data set forth below for Salomon Smith Barney Inc. and subsidiaries as of December 31, 1999 is derived from the audited financial statements. The selected financial data as of June 30, 2000 has not been audited.

                                                               JUNE 30,      DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
                                                              (UNAUDITED)
                                                                 (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents...................................   $    725        $    362
Cash and securities segregated and on deposit for federal
  and other regulations or deposited with clearing
  organizations.............................................      2,084           2,278
Collateralized short-term financing agreements..............     84,673          88,422
Financial instruments owned and contractual commitments.....     58,505          44,889
Receivables.................................................     26,019          21,408
Property, equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $712
  (6/30/00) and $884 (12/31/99).............................      1,005             884
Other assets................................................      1,987           1,711
                                                               --------        --------
Total assets................................................   $174,998        $159,954
                                                               ========        ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Short-term borrowings.......................................   $     41        $    373
Payable to affiliates.......................................     21,637          18,550
Collateralized short-term financing agreements..............     99,831          80,910
Financial instruments sold, not yet purchased, and
  contractual commitments...................................     21,410          27,131
Payables and accrued liabilities............................     22,104          23,012
Notes payable to SSBH.......................................        751             674
Subordinated indebtedness...................................      3,195           3,195
                                                               --------        --------
Total liabilities...........................................    168,969         153,845
Total stockholder's equity..................................      6,029           6,109
                                                               --------        --------
Total liabilities and stockholder's equity..................   $174,998        $159,954
                                                               ========        ========

The General Partner will provide a complete copy of Salomon Smith Barney Inc.'s Consolidated Statement of Financial Condition to any limited partner requesting it.

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                           SALOMON SMITH BARNEY INC.
                                       47